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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 13, 2000



                              BANCFIRST OHIO CORP.
             (Exact name of registrant as specified in its charter)



Ohio                             0-18840                     31-1294136
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



                         422 Main Street, P.O. Box 4658
                             Zanesville, Ohio 43702
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (740) 452-8444
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ITEM 5.  OTHER EVENTS.

         On January 13, 2000, the Company entered into an Agreement and Plan of Reorganization with Milton Federal Financial Corporation ("MFFC") and Milton Federal Savings Bank to merge MFFC with and into the Company (the "Merger"). In connection with the Merger, the Company will issue .444 shares of its common stock and $6.80 for each of the 2,099,995 outstanding shares of MFFC. Based upon the closing price for the Company's common stock of $20.375 on January 12, 2000, the transaction would be valued at $33.3 million. The merger is subject to the approval of the shareholders of MMFC, regulatory approval and other customary conditions of closing. The Company expects to fund the cash portion of the acquisition through cash from operations. Attached hereto as Schedule A and incorporated herein by this reference is a copy of the press release issued by BancFirst Ohio Corp. on January 13, 2000.

         The terms of the Merger, including the purchase price and form of consideration was the result of arms'-length negotiations between the parties. Prior to this transaction, there has been no material relationship between MFFC and the Company, its affiliates, any officer or director of the Company or any of their affiliates.

         In connection with the Merger, the Company will acquire all of the equipment and other physical property of MFFC and its wholly-owned subsidiary, Milton Federal Savings Bank ("MFSB"), consisting of equipment and physical property used in MFSB's banking business. The Company intends to continue to use the assets acquired in this transaction in the manner utilized by MFSB prior to the acquisition.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of businesses acquired

         Not Applicable

(b)      Pro forma financial information

         Not Applicable

(c)      Exhibits.

         2.1 Agreement and Plan of Reorganization by and among BancFirst Ohio Corp., The First National Bank of Zanesville, Milton Federal Financial Corporation and Milton Federal Savings Bank dated January 13, 2000.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of January, 2000.

                                      BANCFIRST OHIO CORP.


                                      By: /s/ Kim M. Taylor
                                          -----------------------
                                          Kim M. Taylor,
                                          Chief Financial Officer
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                                   SCHEDULE A

BANCFIRST OHIO CORP. AND MILTON FEDERAL FINANCIAL CORPORATION SIGN DEFINITIVE AGREEMENT

ZANESVILLE, Ohio -- Jan. 13, 2000--BancFirst Ohio Corp. (Nasdaq: BFOH) and Milton Federal Financial Corporation (Nasdaq: MFFC) jointly announced today the signing of a definitive agreement for the acquisition of MFFC by BFOH. BFOH is a single bank holding company, with the First National Bank of Zanesville as its wholly owned subsidiary. The bank operates as First National Bank in Muskingum County, Ohio and as Bank First National, a division of The First National Bank of Zanesville in all other areas. It has nine full service banking offices in Muskingum County, six in Licking County, five in Franklin County and two banking locations in the Dayton area. The bank also has business lending centers in Columbus, Cleveland, Dayton, Cincinnati, Louisville, Indianapolis and Detroit and offers complete trust services through First Financial Services Group, N.A. and financial planning services through Chornyak & Associates, Inc., subsidiaries of First National Bank. MFFC, the holding company for Milton Federal Savings Bank has four offices located in Montgomery and Miami Counties. Upon completion of the merger, Milton Federal Savings Bank will be merged into First National Bank

Under the terms of the agreement, BFOH will exchange .444 shares of its common stock and $6.80 for each of the 2,099,995 outstanding shares of MFFC. MFFC's outstanding stock options will be redeemed for cash equal to the acquisition price per share less than the exercise price of the options prior to closing. Based on BFOH's closing price of $20.375 on January 12, 2000, the transaction would be valued at $33.3 million. The merger will be accounted for as a purchase, and is expected to be accretive to earnings per share in the first full year of combined operations. The merger is expected to be consummated in the second quarter of 2000, pending approval by MFFC's shareholders, regulatory approval and other customary conditions of closing. The stock portion received in the transaction is expected to be considered "tax-free". MFFC has granted to BFOH an option to purchase up to 19.9% of MFFC's outstanding shares upon the occurrence of certain events.

At September 30, 1999, MFFC had total assets of $256.7 million, deposits of $168.5 million and shareholders' equity of $25.0 million. For the twelve months ended September 30, 1999, MFFC reported net income of $1.6 million with a return on assets of 0.63% and a return on shareholders' equity of 6.19%. At September 30, 1999, BFOH had total assets of $1.2 billion, deposits of $789.3 million and shareholders' equity of $83.6 million.

Gary N. Fields, President and Chief Executive Officer of BFOH, states, "We are very pleased to announce this merger with Milton Federal Financial Corporation. This acquisition is consistent with our strategy of developing banking franchises in high growth markets along the I-70 corridor and certainly compliments our existing banking franchise in the Dayton area. Also, this acquisition is consistent with our stated priorities of having very high asset quality. We will now have a $1.5 billion bank that will be well positioned to pursue other growth opportunities. We look forward to welcoming Milton Federal's customers and employees."
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Glenn E. Aidt, President and Chief Executive Officer of Milton Federal Financial
Corporation, stated, "We believe that this transaction will benefit our shareholders, customers, employees and community. Our shareholders will realize significant benefits from the increased liquidity and market value this combination provides. BancFirst is one of Ohio's premier community financial institutions and offers a broad array of products that meet the needs of our customers."

THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE SECURITIES CONTEMPLATED HEREBY IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. AN OFFER TO SELL SHALL ONLY BE MADE PURSUANT TO A PROSPECTUS PREPARED PURSUANT TO THE SECURITIES ACT OF 1933.

This release contains certain estimates and projections regarding the combined company following the merger. These estimates and projections constitute forward-looking statements (within the meaning of the Private Securities Litigation reform act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Internal and external factors that could cause such a difference include, but are not limited to: (1) expected cost savings from the mergers cannot be fully realized or realized within the expected time frame; (2) revenues following mergers are lower than expected; (3) competitive pressures among depository institutions increase significantly; (4) costs or difficulties related to the integration; (5) changes in the interest rate environment reduce net interest income; (6) general economic conditions deteriorate, either nationally or in the markets in which the combined company will be doing business; and (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.

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